EXHIBIT 10.22

                            BUFFALO WILD WINGS, INC.

                       Director Compensation Arrangements
                              As of January 1, 2007


Effective as of January 1, 2007, the compensation for the directors who are not our employees was determined to be as follows:

       Board Members (all):
            Cash                                    $20,000 per year, payable quarterly

            Restricted Stock Units*:                $20,000 in value

            Restricted Stock Units**:               1,000 shares

       Audit Committee Non-chair Members:           $8,000 per year, payable quarterly


       Compensation Committee Non-chair Members:    $8,000 per year, payable quarterly

       Governance/Nominating Committee Non-chair
        Members:                                    $8,000 per year, payable quarterly

       Executive Committee Non-chair Members:       $4,000 per year, payable quarterly

       Board Chair:                                 $5,000 per year, payable quarterly

       Audit Committee Chair:                       $16,000 per year, payable quarterly


       Compensation Committee Chair:                $16,000 per year, payable quarterly

       Governance/Nominating Committee Chair:       $10,000 per year, payable quarterly

       Executive Committee Chair:                   $5,000 per year, payable quarterly

*Annual grant of restricted stock units to be granted as of the first day of each fiscal year, with the number of units to be granted determined by dividing $20,000 by the closing price at fiscal year end. These units vest to the extent of 33-1/3% on the last day of each fiscal year, and the risks of forfeiture lapse as to such increment, if we achieve 95% of our earnings target established by our Board of Directors.

**Annual grant of immediately-vested 1,000 restricted stock units to be granted as of the first day of each fiscal year.




                                       64